UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12.

MATTHEWS INTERNATIONAL FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒  No fee required.

☐  Fee paid previously with preliminary materials

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Matthews Asia Funds Four Embarcadero Center, Suite 550 San Francisco, CA 94111

July [ ], 2026

Dear Shareholder:

You are a record-date shareholder of the Matthews Asia Innovators Fund, and as of the date of this notice, we have not yet received your proxy voting instructions.

Your vote is critical.

The Board of Trustees of the Matthews Asia Innovators Fund unanimously approved the proposed reclassification of the Fund’s diversification status, and shareholders who have already voted have overwhelmingly voted FOR the proposal.

Your prompt proxy vote will help avoid further delays and support the Fund’s continued operations. Please submit your vote so that your shares are represented at the adjourned meeting on August 4, 2026.

We are very close to reaching the required quorum, and every vote matters. Even if you choose to vote ABSTAIN, your shares will still count toward the quorum required under federal securities laws.

Given the importance of this matter, please respond as soon as possible. If we do not receive your vote, we may contact you again by phone or mail.

Please take a moment to vote your shares TODAY. Your response is essential to the Fund’s continued operation and is greatly appreciated.

Sincerely,

Mark W. Headley
President of Matthews Asia Funds

NOBO/OBO